Exhibit 4.2

Effective as of April 27, 2012

Prudential Investment Management, Inc.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

Re:	Private Shelf Agreement dated August 9, 2010 (Henry Schein, Inc.)

Ladies and Gentlemen:

Reference is made to that certain Private Shelf Agreement, dated as of August 9, 2010, by and among Henry Schein, Inc., a Delaware corporation (the “Company”), Prudential Investment Management, Inc. (“Prudential”), each other Prudential Affiliate (as defined therein) which has become, and which may become, bound thereto (as amended and as further amended, modified or supplemented from time to time, the “Shelf Agreement”), pursuant to which the Company authorized the issue of up to $250,000,000 of its senior promissory notes (the “Shelf Notes”). As of the date hereof, Shelf Notes in the aggregate principal amount of $100,000,000 have been issued. The holders of such outstanding Shelf Notes are hereinafter referred to as the “Noteholders”. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Shelf Agreement.

The Company acknowledges and agrees that it will benefit from Prudential and the Noteholders agreeing to enter into this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shelf Agreement is hereby amended as follows:

1. Effective as of April 27, 2012, the aggregate principal amount of Shelf Notes available under the Facility shall be increased from $250,000,000 to $350,000,000 and any and all references within the Shelf Agreement (including all Exhibits and Schedules thereto (including without limitation, Exhibit 9.8 (Form of Subsidiary Guaranty Agreement))) to “$250,000,000” when used in connection with the aggregate principal amount of the Shelf Notes are hereby deleted and “$350,000,000” is inserted in lieu thereof.

2. Section 2.2 of the Shelf Agreement is hereby amended by amending and restating clause (i) therein in its entirety to read as follows:

“(i) April 27, 2015 and”

In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this letter agreement and the increase in the Facility effected hereby, at the time of the execution and delivery of this letter agreement by the Company, Prudential and the Noteholders, the Company will pay to Prudential in immediately available funds a structuring fee in the amount of $50,000.

The Company, by its signature below, represents and warrants to Prudential and the Noteholders that (a) all representations and warranties set forth in the Shelf Agreement, after giving effect to this letter agreement, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or a “Material Adverse Effect” shall be true and correct in all respects) on the date hereof as if made again on and as of the date hereof (except those, if any, which by their terms specifically relate only to an earlier date), (b) there exist no Defaults or Events of Default under the Private Shelf Agreement, (c) the execution, delivery and performance of this letter agreement has been duly authorized by all necessary action on the part of the Company, (d) this letter agreement has been duly executed and delivered by the Company, (e) this letter agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (f) the Private Shelf Agreement is in full force and effect and remains a legal, valid and binding obligation of the Company enforceable in accordance with the terms thereof except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (g) the Company does not have any defenses to its obligations under the Private Shelf Agreement nor any claims against any Noteholder and (h) the execution, delivery and performance by the Company of this letter agreement will not: (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (A) the corporate charter or by-laws of the Company or any Subsidiary, or (B) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

This letter agreement shall be construed in connection with and as part of the Shelf Agreement and, except as modified and expressly amended by this letter agreement, all terms, conditions and covenants contained in the Shelf Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this letter agreement may refer to the Shelf Agreement without making specific reference to this letter agreement but nevertheless all such references shall be deemed to include this letter agreement unless the context otherwise requires. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, and this letter agreement may not be amended except by a writing signed by the parties hereto.

This letter agreement may be executed by one or more of the parties to the letter agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or e-mail shall be equally as effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this letter agreement by telefacsimile or e-mail shall also deliver a manually executed counterpart hereof, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this letter agreement.

Very truly yours,

[Signature pages follow]

COMPANY:

HENRY SCHEIN, INC.

By:	/s/ Ferdinand Jahnel
Name:	Ferdinand Jahnel
Title:	Vice President and Treasurer

[Signature page to Letter Agreement to Private Shelf Agreement - Henry Schein, Inc.]

Accepted and Agreed:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Engin W. Okaya
Name:	Engin W. Okaya
Title:	Vice President

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Engin W. Okaya
Name:	Engin W. Okaya
Title:	Vice President

FORETHOUGHT LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc., (as its General Partner)

	By:	/s/ Engin W. Okaya
	Name:	Engin W. Okaya
	Title:	Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc., (as its General Partner)

By:	/s/ Engin W. Okaya
Name:	Engin W. Okaya
Title:	Vice President

[Signature page to Letter Agreement to Private Shelf Agreement - Henry Schein, Inc.]

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

	By:	Prudential Investment Management, Inc.,
as Sub-Adviser

	By:	/s/ Engin W. Okaya
	Name:	Engin W. Okaya
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Engin W. Okaya
	Name:	Engin W. Okaya
	Title:	Vice President

[Signature page to Letter Agreement to Private Shelf Agreement - Henry Schein, Inc.]